Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”), dated as of March 31, 2008, is made by and between ANSYS, Inc., a Delaware corporation (the “Buyer”), and the undersigned holder (the “Stockholder”) of shares (the “Shares”) of common stock, par value $0.01 per share, of Ansoft Corporation, a Delaware corporation (the “Seller”).

WHEREAS, concurrently with the execution of this Agreement, Buyer, Evgeni, Inc., a Delaware corporation and a wholly owned Subsidiary of Buyer (“Merger Sub”), Sidney LLC, a single member Delaware limited liability company and wholly owned subsidiary of Buyer (“Merger LLC”), and Seller have entered into an Agreement and Plan of Merger, dated of even date herewith (as such agreement may be subsequently amended or modified, the “Agreement and Plan of Merger”), providing for the merger (the “Merger”) of Merger Sub with and into Seller, with Seller to be the surviving corporation of the Merger, which Merger will be followed immediately by a merger of the entity surviving the Merger with and into Merger LLC (the “Upstream Merger”), with the Merger LLC to be the surviving entity in the Upstream Merger;

WHEREAS, the Stockholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) and has sole or shared voting power with respect to the number of Shares, and holds stock options or other rights to acquire the number of Shares indicated opposite the Stockholder’s name on Schedule 1 attached hereto;

WHEREAS, it is a condition to the entrance into the Agreement and Plan of Merger that the Stockholder execute and deliver this Agreement on a date even herewith; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Agreement and Plan of Merger.

NOW, THEREFORE, in consideration of, and as a condition to, Buyer entering into the Agreement and Plan of Merger and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Buyer in connection therewith, the Stockholder and Buyer agree as follows:

1. Agreement to Vote Shares. The Stockholder agrees that, from and after the date hereof until the Expiration Date (as defined below), at any meeting of the stockholders of Seller or any adjournment thereof, or in connection with any written consent of the stockholders of Seller, with respect to the Merger, the Agreement and Plan of Merger, or any Acquisition Proposal, the Stockholder shall:

(a) appear in person or by proxy at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum;

(b) vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering all of the Shares that such Stockholder shall be entitled to so vote, whether such Shares are beneficially owned by such Stockholder on the date of this Agreement or are subsequently acquired, (i) in favor of adoption and approval of the Agreement and Plan of Merger and all other transactions contemplated by the Agreement and Plan of Merger as to which stockholders of Seller are called upon to vote or consent; and (ii) against any Acquisition Proposal, or any agreement or transaction providing for the consummation of a transaction contemplated by any Acquisition Proposal.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the Effective Time, (b) the termination of the Agreement and Plan of Merger pursuant to Article VIII thereof, or (c) upon mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to termination hereof.

3. Agreement to Retain Shares. From and after the date hereof until the Expiration Date, the Stockholder shall not, except as contemplated by this Agreement or the Agreement and Plan of Merger, directly or indirectly, sell, assign, transfer, or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined below)), or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, assignment, transfer, or other disposition of, any Shares owned by the Stockholder, whether such Shares are held by the Stockholder on the date of this Agreement or are subsequently acquired prior to any meeting of stockholders held prior to the Expiration Date, whether by the exercise of any stock options to acquire Shares or otherwise. Notwithstanding the foregoing, the Stockholder may make (a) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers in connection with estate and charitable planning purposes, including transfers to relatives, trusts, and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of the Stockholder under, this Agreement, (c) transfers of shares in connection with the exercise of options to purchase 100,000 Shares within 30 days prior to their expiration in accordance with their terms either (i) with a value after payment of any taxes owed as a result of the transfer, that does not exceed the sum of the option exercise price and minimum withheld tax or (ii) to Seller in a net exercise transaction and (d) as Buyer may otherwise agree in writing in its sole discretion.

4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Buyer as follows:

(a) the Stockholder has the power and the right to enter into and perform the terms of this Agreement;

(b) this Agreement (assuming this Agreement constitutes a valid and binding agreement of Buyer) constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and general principles of equity;

(c) except as set forth on Schedule 1, the Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares; and

(d) the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his or her obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder is bound, or any statute, rule or regulation to which the Stockholder is subject or, in the event that the Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Stockholder.

5. Irrevocable Proxy. Subject to the last sentence of this Section 5, by execution of this Agreement, the Stockholder does hereby appoint Buyer with full power of substitution and re-substitution, as the Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the undersigned’s rights with respect to the Shares, to vote, if the Stockholder is unable to perform his or her obligations under this Agreement, each of such Shares solely with respect to, and in a manner consistent with, the matters set forth in Section 1 hereof. The Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date and hereby revokes any proxy previously granted by the Stockholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

6. Specific Enforcement. The Stockholder has signed this Agreement intending to be legally bound thereby. The Stockholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Stockholder.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

8. No Waivers. No waivers of any breach of this Agreement extended by Buyer to the Stockholder shall be construed as a waiver of any rights or remedies of Buyer with respect to any other stockholder of Seller who has executed an agreement substantially in the form of this Agreement with respect to shares of Seller Common Stock held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of Seller. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

9. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

10. Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of Seller, and not in the Stockholder’s capacity as a director, officer or employee of Seller or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any ERISA plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director and/or officer of Seller in the exercise of his or her fiduciary duties consistent with the terms of the Agreement and Plan of Merger as a director and/or officer of Seller or in his or her capacity as a trustee or fiduciary of any ERISA plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of Seller or any trustee or fiduciary of any ERISA plan or trust from taking any action in his or her capacity as a director of Seller.

11. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of Seller has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Seller Charter, the possible acquisition of the Shares by Buyer and its Subsidiaries pursuant to the Agreement and Plan of Merger, (b) the Agreement and Plan of Merger is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

12. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized overnight courier (providing proof of delivery) or mailed by prepaid registered or certified mail (return receipt requested) or by facsimile transmission (providing confirmation of transmission) addressed as follows:

(a) if to the Stockholder to the address set forth on the respective signature page of this Agreement;

(b) if to Buyer to:

ANSYS, Inc.

275 Technology Drive

Southpointe

Canonsburg, PA 15317

Attention: James E. Cashman III

Facsimile: (724) 514-9699

with a copy to:

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Facsimile No.: (617) 523-1231

Attention: John R. LeClaire, Esq.

Joseph L. Johnson III, Esq.

(c) if to Seller to:

Ansoft Corporation

225 West Station Square Drive

Suite 200

Pittsburgh, PA 15219

Facsimile No.: (412) 471-9427

Attention: Shane Emswiler, Chief Financial Officer

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Facsimile No.: (650) 493-6811

Attention: Larry W. Sonsini, Esq.

Robert Sanchez, Esq.

Adam M. Dinow, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so delivered (if delivered personally) or on the date of confirmation of receipt; provided that any notice received at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day.

14. No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

15. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Buyer may assign this Agreement to any direct or indirect wholly owned subsidiary of Buyer without the consent of Seller or the Stockholder (provided that Buyer shall remain liable for all of its obligations under this Agreement) and the Stockholder may assign this Agreement in connection with any permitted transfer of Shares hereunder (provided that the transferee agrees in writing to be bound by the terms of this Agreement). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, heirs, executors, administrators and other legal representatives, as the case may be.

16. Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

STOCKHOLDER

Name:

Address for Notice:

ANSYS, INC.

By:
Name:
Title: